Exhibit 99.1

Leadership Transition at Southern National Bancorp of Virginia, Inc.

Contact: Dennis J. Zember Jr. Phone: 804-997-2406 Southern National Bancorp, NASDAQ Symbol SONA Website: www.sonabank.com

For immediate release

March 31, 2020

McLean, VA, March 31, 2020 – Southern National Bancorp of Virginia, Inc. (NASDAQ: SONA) (the “Company”) announced today that Ms. Georgia S. Derrico is retiring from her position as Executive Chairman of the Board of each of the Company and its wholly-owned subsidiary, Sonabank, and that Mr. R. Roderick Porter is retiring from his position as Executive Vice Chairman of the Board of each of the Company and Sonabank, in each case effective as of March 31, 2020. Ms. Derrico and Mr. Porter will continue to serve as members of the boards of directors of each of the Company and Sonabank until the date of the Company’s 2020 annual meeting of shareholders, which is currently expected to be held on May 21, 2020. The Company also announced that Mr. W. Rand Cook has been appointed to replace Ms. Derrico as non-executive Chairman of the boards of directors of each of the Company and Sonabank.

Mr. Dennis J. Zember Jr., President and Chief Executive Officer of the Company and Sonabank, stated, “We are excited about the Company’s future, and the leadership team that is in place to help us succeed in the future. We appreciate the many years of support and leadership from Ms. Derrico and Mr. Porter.”

About Southern National Bancorp of Virginia, Inc.

As of December 31, 2019, Southern National had $2.72 billion in total assets, $2.19 billion in total loans and $2.12 billion in total deposits. Sonabank provides a range of financial services to individuals and small and medium sized businesses.  At December 31, 2019, Sonabank had forty-five full-service branches. Thirty-eight full-service retail branches are in Virginia, located in Ashland, Burgess, Callao, Central Garage, Charlottesville, Chester, Clifton Forge, Colonial Heights, Courtland, Deltaville, Fairfax, Front Royal, Gloucester, Gloucester Point, Hampton, Hartfield, Haymarket, Heathsville, Kilmarnock, Leesburg, McLean, Mechanicsville (2), Middleburg, Midlothian, New Market, Newport News, Quinton, Reston, Richmond, South Riding, Surry, Tappahannock (2), Urbanna, Warrenton, Waverly, and Williamsburg, and seven full-service retail branches in Maryland, located in Bethesda, Brandywine, Huntingtown, Owings, Rockville, Shady Grove, and Upper Marlboro.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that relate to future events, including the leadership of the Company, or the future performance of the Company. Forward-looking statements are not guarantees of performance or results. These forward-looking statements are based on the current beliefs and expectations of the respective management of the Company and Sonabank and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond their respective control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed or implied in these forward-looking statements because of numerous possible uncertainties. Words like "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and similar expressions, should be considered as identifying forward-looking statements, although other phrasing may be used. Such forward-looking statements involve risks and uncertainties and may not be realized due to a variety of factors. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and Registration Statements on Form S-4) filed by the Company with the Securities and Exchange Commission. You should consider such factors and not place undue reliance on such forward-looking statements. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances occurring after the issuance of this press release.

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